Exhibit 99

             Snap-on Announces Third-quarter 2004 Results

    KENOSHA, Wis.--(BUSINESS WIRE)--Oct. 27, 2004--Snap-on
Incorporated (NYSE:SNA), a global leader in tools, diagnostics and equipment, announced results for the third quarter of 2004.

    -- Net earnings were $22.8 million, or $0.39 per diluted share, compared with $17.7 million, or $0.30 per diluted share, a year ago.

    -- Operating earnings were $36.5 million compared with $31.1 million a year ago, benefiting from the strong product launch of the SOLUS(TM) handheld Scanner(TM) diagnostics tool during the quarter. Third-quarter 2004 operating earnings include $4.0 million of costs for continuous improvement actions compared to $14.0 million for such costs a year ago.

    -- Net sales increased to $550.9 million compared to $525.6 million in the prior year, up $25.3 million. Of the improvement, $16.6 million was due to currency translation and $8.7 million to sales volume.

    -- Cash flow from operating activities was $43.2 million in the quarter. After investing $8.6 million in capital expenditures and returning $19.2 million to shareholders through dividends and share repurchases, cash increased $26.7 million in the third quarter of 2004 to $153.3 million, and is up $57.2 million since the beginning of the year.

    "We remain encouraged by Snap-on's progress, as is evident in our continuing strong cash flow generation," said Dale F. Elliott, chairman and chief executive officer. "In addition, our emphasis on product innovation, attention to customer needs and the capabilities of our dealer network resulted in the successful launch of new products and a strong performance in the Diagnostics and Information Group this quarter. Yet, these bright spots were offset by a slow realization of benefits from our plant consolidations. We are devoting significant effort to improve performance and believe that we will realize the expected savings."

    Third-Quarter Results

    Net sales were $550.9 million in the third quarter of 2004 compared with $525.6 million in the third quarter of 2003. Of the $25.3 million increase, $16.6 million was due to currency translation and $8.7 million was due to sales volume. The 1.7% increase in year-over-year sales volume was due principally to higher sales of handheld diagnostics tools worldwide, increased sales in the domestic and international dealer operations, and increased sales of equipment worldwide, partially offset by lower sales of industrial tools in North America. In Europe, commercial and industrial tool sales were essentially flat.
    As a result of adopting Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46R effective with the beginning of this fiscal year, total revenue also includes financial services revenue of $17.9 million from the consolidation of Snap-on Credit LLC (previously accounted for under the equity method) and Snap-on's wholly owned financial services subsidiaries.
    Net earnings were $22.8 million in the third quarter of 2004 compared with $17.7 million in the third quarter of 2003. Operating earnings were $36.5 million for the third-quarter 2004 compared with $31.1 million in the comparable period a year ago. The conclusion of prior-year tax matters in both years resulted in a $3.5 million benefit in the third quarter of 2004, compared with a similar benefit of $2.9 million in the 2003 third quarter.

    Segment Results

    In the Snap-on Dealer Group segment, operating earnings were $11.9 million on total revenues of $260.9 million in the third quarter of 2004, compared with $8.4 million of operating earnings on $249.9 million of total revenues in the third quarter of 2003. In the third quarter of 2004, $0.3 million of continuous improvement costs were incurred compared with $11.6 million a year ago that primarily related to the closure of two hand-tool facilities. In the third quarter of 2004, lower continuous improvement spending and $2.0 million in reduced costs achieved from the consolidation of the plants were partially offset by $4.9 million of costs associated with production inefficiencies from relocating manufacturing operations from these facilities.
    Segment operating earnings in the third quarter of 2004 benefited from $5.4 million in higher price adjustments, and were negatively affected by a $3.9 million impact primarily from product sales mix, as well as higher year-over-year costs, including a $3.0 million increase in steel costs and a $1.9 million increase in freight costs. In addition, there was a negative swing of $3.4 million year over year related to LIFO and other inventory costs, partially offset by reduced bad debt expense of $2.1 million in the third quarter.
    Segment total revenues benefited from a $6.3 million increase in sales volume, primarily due to the $5.4 million from the realization of higher prices, and $4.7 million of currency translation. In the U.S. marketplace, sales were 1.5% higher year over year, including a sales decline in the southeastern United States, believed to be primarily caused by the impact from the widespread hurricane activity. During the third quarter of 2004, the average number of dealer vans in operation was down year over year, similar to that experienced in second-quarter 2004. During first-quarter 2004, Snap-on tightened eligibility requirements for its franchise dealer expansion and enhancement initiative and the recruitment standards for prospective dealers, aimed at improving the strength of its franchised dealer network. Action plans are in place to restore growth in the number of vans in operation.
    In the Commercial and Industrial Group segment, an operating loss of $0.9 million on total revenues of $256.9 million was recorded in the third quarter of 2004 compared with operating earnings of $3.9 million on $245.0 million of total revenues in the third quarter of 2003.
    Third-quarter 2004 operating results include $3.2 million of costs for continuous improvement actions, including the consolidation of three European manufacturing facilities, partially offset by a $1.7 million gain from a facility sale. In the third quarter of 2003, continuous improvement costs were $2.2 million. Additionally, segment profitability was affected by $1.7 million of higher bad debt expense, $1.2 million of increased freight costs, $1.0 million of start-up costs associated with the company's investment to expand its distribution and operating presence in rapidly growing emerging markets, $1.0 million for its portion of the costs associated with the previously mentioned production inefficiencies resulting from the closure of the two U.S. hand-tool facilities, as well as a $2.8 million year-over-year impact from lower LIFO benefits and other inventory costs. Partially offsetting these costs was a $3.9 million benefit from increased selling price adjustments.
    Of the $11.9 million increase in total segment revenues, $10.0 million resulted from currency translation and $1.9 million from higher sales volume. Higher sales of vehicle service equipment worldwide and a slight increase in sales of tools in the served commercial marketplace in Europe and Asia were partially offset by a decline in sales of hand and power tools used in industrial applications in North America.
    In the Diagnostics and Information Group segment, operating earnings were $18.1 million on total revenues of $118.0 million for the third quarter of 2004, compared with $8.8 million of operating earnings on $98.1 million of total revenues in the third quarter of 2003.
    Segment operating earnings for the third quarter of 2004 largely reflect the operating leverage on earnings from the significant growth in sales volume of handheld diagnostics tools, particularly the launch of new products under the Snap-on(R) brand through the U.S. dealer business, as well as the operating margin benefits from prior continuous improvement initiatives. Segment operating expenses in the third quarter were essentially flat year over year, although costs are expected to increase in the fourth quarter reflecting the investment in additional marketing and product development costs.
    The increase in total segment sales is due to $17.7 million in higher sales volume, which included growth in Mitchell1(R) information products, NEXIQ(TM) diagnostics and Snap-on(R) handheld diagnostics, and $2.2 million from currency translation.
    The Financial Services segment reflects the finance operations, including Snap-on Credit LLC, a 50%-owned U.S. joint venture between Snap-on and The CIT Group, Inc., as well as Snap-on's wholly owned credit subsidiaries in international markets where the company maintains dealer operations. Financial Services revenue was $17.9 million and operating earnings were $7.4 million in the third quarter of 2004. In the third quarter of 2003, net finance income was $10.0 million. Operating earnings decreased in 2004, largely as a result of lower loan originations and higher interest rates.

    Cash Flow

    Cash flow from operating activities was $43.2 million in the third quarter of 2004. Contributing to the cash flow in the quarter were $22.8 million from net earnings, $14.0 million from depreciation and amortization, and $31.5 million from a net change in working investment (defined as accounts receivable net of allowances plus inventories less accounts payable - those components of working capital that are impacted more directly by operational decisions), partially offset by the $10 million previously announced settlement of certain GSA contract audits. Capital expenditures of $8.6 million were essentially offset by $8.5 million in proceeds from the disposal of property and equipment in the third quarter of 2004.
    This positive cash flow was partially used during the third quarter to repurchase 150,000 shares of Snap-on Common Stock for $4.8 million and for $14.4 million in dividend payments. At the end of third-quarter 2004, cash and cash equivalents were $153.3 million, a sequential increase of $26.7 million from the end of second-quarter 2004, and up $57.2 million from the beginning of the year. The consolidation of Snap-on Credit LLC did not have a material impact on cash flow.
    To increase its return on capital, Snap-on is focused on improving asset utilization, in particular, by making more effective use of its investment in certain working capital items. The company's target is to improve turnover of working investment (defined as the current quarter's sales annualized, divided by working investment) to four turns by the end of 2005. Working investment at the end of the third quarter of 2004 was $672.0 million, or 3.3 turns, compared to $751.0 million, or 2.8 turns, for third-quarter 2003. Inventory turns (defined as the current quarter's cost of goods sold annualized, divided by the average of the last four quarter-ends' inventory balances), an important element in working investment, were 3.6 turns for third-quarter 2004, up from 3.3 turns a year ago.

    Outlook

    As previously announced, Snap-on expects full-year 2004 reported earnings to be in the range of $1.35 to $1.45 per diluted share, which is anticipated to include $0.26 per share for continuous improvement costs. "At the beginning of this year, we spoke of 2004 being a transition year as we drive significant cultural change - from a traditional, old-line manufacturer to an organization dedicated to building to customer demand," said Elliott. "The benefits of our actions, evident in our strong cash flow and improved working investment, give us confidence in our belief that we are on the right track, even though the transition has not been as smooth as we would like. We look with optimism to a brighter 2005."

    A discussion of this announcement will be webcast at 8:00 a.m. CDT today, and a replay will be available for at least 10 days following the call. To access the audio presentation, go to www.snapon.com, click on the Investor Information tab at the top of the page and then on Presentations in the menu to the left. There you will see the link to the call. Additional detail about Snap-on is also available on the Snap-on Web site.

    Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tool, diagnostics and equipment solutions for professional tool users. Product lines include hand and power tools, diagnostics and shop equipment, tool storage, diagnostics software and other solutions for vehicle-service, industrial, government and agricultural customers, and commercial applications, including construction and electrical. Products are sold through its franchised dealer van, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2+ billion, S&P 500 company headquartered in Kenosha, Wisconsin, and employs approximately 12,000 people worldwide.

    Important information about forward-looking statements

    Statements in this news release that are not historical facts, including statements (i) that include the words "expects," "targets," "plans," "estimates," "believes," "anticipates," or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on's or management's future outlook, plans, estimates, objectives or goals, are forward-looking statements. Snap-on or its representatives may also make similar forward-looking statements from time to time orally or in writing. Snap-on cautions the reader that any forward-looking statements included in this release that are based upon assumptions and estimates were developed by management in good faith and that management believes such assumptions and estimates to be reasonable as of the date of this release. However, these statements are subject to risks, uncertainties or other factors, including some events that may not be within the control of the company, that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement.
    These risks and uncertainties include, without limit, uncertainties related to estimates, assumptions and projections generally, and the timing and progress with which Snap-on can continue to achieve savings from cost reduction, continuous improvement and other Operational Fitness initiatives; make improvements in supply chain efficiencies; and make effective improvements in machine maintenance, plant productivity and manufacturing line set-up and change-over practices; as well as uncertainties related to the company's capability to retain and attract dealers, effectively implement new programs, capture new business, introduce successful new products and other Profitable Growth initiatives; and its ability to withstand disruption arising from planned facility closures, or other labor interruptions. These risks also include uncertainties related to Snap-on's ability to withstand external negative factors including terrorist disruptions on business; potential changes in trade, monetary and fiscal policies, regulatory reporting requirements, laws and regulations, or other activities of governments or their agencies, including military actions and such aftermath that might occur; the impact on approximately ten percent of the dealer network and on the company's sales from hurricane activity in the Southern and Eastern coastal regions of the United States and the related impact of decreased sales on the operating income from financial services; and the absence of significant changes in the current competitive environment, inflation, interest rates, legal proceedings, and energy and raw material supply and pricing (including steel), supplier disruptions, currency fluctuations, or the material worsening of economic and political situations around the world, particularly in North America and Europe. In addition, investors should be aware that generally accepted accounting principles prescribe when a company should reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.
    These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Snap-on operates in a continually changing business environment and new factors emerge from time to time. Snap-on cannot predict such factors nor can it assess the impact, if any, of such factors on Snap-on's financial position or its results of operations. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the company or its management that the projected results will be achieved. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release. Any opinions, estimates or forecasts regarding Snap-on performance made by analysts are theirs alone and do not represent the opinions, forecasts or predictions of Snap-on or its management, nor does Snap-on endorse or otherwise comment on such forecasts.

    All marks are the marks of the respective holders.


                         SNAP-ON INCORPORATED
                  Consolidated Statements of Earnings
             (Amounts in millions, except per share data)
                              (unaudited)


                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                   October 2,  September 27, October 2,  September 27,
                      2004         2003         2004         2003
                   ----------- ------------- ----------- -------------

Net sales              $550.9        $525.6    $1,737.3      $1,633.9
Financial services
 revenue                 17.9             -        59.9             -
                   ----------- ------------- ----------- -------------
Total revenue           568.8         525.6     1,797.2       1,633.9
Cost of goods sold     (311.5)       (303.8)     (992.7)       (920.6)
Operating expenses     (220.8)       (200.7)     (700.2)       (630.2)
Net finance income          -          10.0           -          31.7
                   ----------- ------------- ----------- -------------
Operating earnings       36.5          31.1       104.3         114.8
Interest expense         (6.1)         (5.8)      (17.4)        (18.2)
Other income
 (expense) - net         (0.8)         (2.4)       (3.6)         (6.5)
                   ----------- ------------- ----------- -------------
Earnings before
 income taxes            29.6          22.9        83.3          90.1
Income tax expense        6.8           5.2        25.6          28.7
                   ----------- ------------- ----------- -------------
Net earnings            $22.8         $17.7       $57.7         $61.4
                   =========== ============= =========== =============


Earnings per share:
  Basic                 $0.39         $0.30       $1.00         $1.05
                   =========== ============= =========== =============
  Diluted               $0.39         $0.30       $0.99         $1.05
                   =========== ============= =========== =============

Weighted-average
 shares outstanding:
  Basic                  57.7          58.3        57.9          58.2
  Effect of
   dilutive
   options                0.5           0.1         0.6           0.2
                   ----------- ------------- ----------- -------------
  Diluted                58.2          58.4        58.5          58.4
                   =========== ============= =========== =============


                         SNAP-ON INCORPORATED
         Revenue and Operating Earnings by Reportable Segment
                         (Amounts in millions)
                              (unaudited)


                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                   October 2,  September 27, October 2,  September 27,
                      2004          2003        2004         2003
                   ----------- ------------- ----------- -------------

External revenue
Snap-on Dealer
 Group                 $255.2        $244.3      $796.7        $776.1
Commercial and
 Industrial Group       226.1         215.9       728.7         659.9
Diagnostics and
 Information Group       69.6          65.4       211.9         197.9
Financial Services       17.9             -        59.9             -
                   ----------- ------------- ----------- -------------
Total external
 revenue               $568.8        $525.6    $1,797.2      $1,633.9
                   =========== ============= =========== =============

Intersegment
 revenue
Snap-on Dealer
 Group                   $5.7          $5.6       $17.7         $17.8
Commercial and
 Industrial Group        30.8          29.1        97.2          92.1
Diagnostics and
 Information Group       48.4          32.7       116.2          97.5
Financial Services          -             -           -             -
                   ----------- ------------- ----------- -------------
Total intersegment
 revenue                $84.9         $67.4      $231.1        $207.4
                   =========== ============= =========== =============

Total revenue
Snap-on Dealer
 Group                 $260.9        $249.9      $814.4        $793.9
Commercial and
 Industrial Group       256.9         245.0       825.9         752.0
Diagnostics and
 Information Group      118.0          98.1       328.1         295.4
Financial Services       17.9             -        59.9             -
                   ----------- ------------- ----------- -------------
Segment revenue         653.7         593.0     2,028.3       1,841.3
Intersegment
 eliminations           (84.9)        (67.4)     (231.1)       (207.4)
                   ----------- ------------- ----------- -------------
Total consolidated
 revenue               $568.8        $525.6    $1,797.2      $1,633.9
                   =========== ============= =========== =============

Operating earnings
 (loss)
Snap-on Dealer
 Group                  $11.9          $8.4       $48.6         $56.1
Commercial and
 Industrial Group        (0.9)          3.9        (5.9)         12.6
Diagnostics and
 Information Group       18.1           8.8        33.7          14.4
Financial Services        7.4             -        27.9             -
                   ----------- ------------- ----------- -------------
Segment operating
 earnings                36.5          21.1       104.3          83.1
Net finance income          -          10.0           -          31.7
                   ----------- ------------- ----------- -------------
Operating earnings       36.5          31.1       104.3         114.8
Interest expense         (6.1)         (5.8)      (17.4)        (18.2)
Other income
 (expense) - net         (0.8)         (2.4)       (3.6)         (6.5)
                   ----------- ------------- ----------- -------------
Earnings before
 income taxes           $29.6         $22.9       $83.3         $90.1
                   =========== ============= =========== =============

Segment revenues are defined as total revenues, including both revenues to external customers and intersegment revenues, before elimination of intersegment activity. Segment operating earnings are defined as segment revenues less cost of goods sold and operating expenses, including applicable continuous improvement and other non-recurring charges.

Financial Services is a new business segment beginning in fiscal 2004. Please see the accompanying supplemental financial information regarding the Financial Services segment.

During the third quarter of 2004, Snap-on realigned certain of its business units within its reportable business segments. The primary realignments included Snap-on's Equipment Solutions (facilitation) business moving from the Commercial and Industrial Group to the Diagnostics and Information Group and Snap-on's EquiServ (equipment service) business moving from the Diagnostics and Information Group to the Commercial and Industrial Group. Prior period figures have been restated to reflect the reportable business segment realignments. Please see the accompanying supplemental financial information regarding reportable business segment realignments.


                         SNAP-ON INCORPORATED
                 Consolidated Statements of Cash Flows
                         (Amounts in millions)
                              (unaudited)


                                               Three Months Ended
                                           ---------------------------
                                             October 2,  September 27,
                                                2004         2003
                                           ------------- -------------

Operating activities
Net earnings                                      $22.8         $17.7
Adjustments to reconcile net earnings to
 net cash provided (used) by operating
 activities:
   Depreciation                                    13.1          12.9
   Amortization of other intangibles                0.9           0.7
   Deferred income tax provision (benefit)          3.1           2.6
   (Gain) loss on sale of assets                   (1.3)            -
   (Gain) loss on mark-to-market for cash
    flow hedges                                    (1.2)          0.1
Changes in operating assets and
 liabilities, net of effects of
 acquisitions:
   (Increase) decrease in receivables              34.2          16.8
   (Increase) decrease in inventories               2.5          19.7
   (Increase) decrease in prepaid and
    other assets                                   (1.3)          6.4
   Increase (decrease) in accounts payable         (5.2)         (0.3)
   Increase (decrease) in accruals and
    other liabilities                             (24.4)          7.8
                                           ------------- -------------
Net cash provided by operating activities          43.2          84.4

Investing activities
Capital expenditures                               (8.6)         (5.7)
Acquisitions of businesses - net of cash
 acquired                                             -             -
Proceeds from disposal of property and
 equipment                                          8.5           0.2
Proceeds from disposition of business                 -             -
                                           ------------- -------------
Net cash used in investing activities              (0.1)         (5.5)

Financing activities
Payment of long-term debt                          (0.1)            -
Net increase in short-term borrowings               0.1           1.0
Purchase of treasury stock                         (4.8)         (4.3)
Proceeds from stock purchase and option
 plans                                              2.0           1.6
Proceeds from termination of interest rate
 swap agreement                                       -             -
Cash dividends paid                               (14.4)        (14.5)
                                           ------------- -------------
Net cash used in financing activities             (17.2)        (16.2)

Effect of exchange rate changes on cash and
 cash equivalents                                   0.8          (0.1)
                                           ------------- -------------
Increase in cash and cash equivalents              26.7          62.6

Cash and cash equivalents at beginning of
 period                                           126.6          22.8
                                           ------------- -------------
Cash and cash equivalents at end of period       $153.3         $85.4
                                           ============= =============

Supplemental cash flow disclosures
Cash paid for interest                            $10.6          $6.9
Cash paid for income taxes                         10.1           5.0


                         SNAP-ON INCORPORATED
                 Consolidated Statements of Cash Flows
                         (Amounts in millions)
                              (unaudited)


                                                Nine Months Ended
                                           ---------------------------
                                             October 2,  September 27,
                                                2004         2003
                                           ------------- -------------

Operating activities
Net earnings                                      $57.7         $61.4
Adjustments to reconcile net earnings to
 net cash provided (used) by operating
 activities:
   Depreciation                                    46.1          41.9
   Amortization of other intangibles                2.0           1.6
   Deferred income tax provision (benefit)          8.6          (5.2)
   (Gain) loss on sale of assets                   (1.1)            -
   (Gain) loss on mark-to-market for cash
    flow hedges                                     1.3           0.8
Changes in operating assets and
 liabilities, net of effects of
 acquisitions:
   (Increase) decrease in receivables              38.5          27.7
   (Increase) decrease in inventories               1.3          29.5
   (Increase) decrease in prepaid and
    other assets                                   (5.9)        (23.0)
   Increase (decrease) in accounts payable          3.7          (2.9)
   Increase (decrease) in accruals and
    other liabilities                             (18.0)          8.2
                                           ------------- -------------
Net cash provided by operating activities         134.2         140.0

Investing activities
Capital expenditures                              (25.9)        (18.7)
Acquisitions of businesses - net of cash
 acquired                                             -           0.1
Proceeds from disposal of property and
 equipment                                         11.3           4.0
Proceeds from disposition of business               0.6             -
                                           ------------- -------------
Net cash used in investing activities             (14.0)        (14.6)

Financing activities
Payment of long-term debt                          (0.3)         (0.2)
Net decrease in short-term borrowings              (2.0)        (22.8)
Purchase of treasury stock                        (29.4)         (8.1)
Proceeds from stock purchase and option
 plans                                             12.4           7.8
Proceeds from termination of interest rate
 swap agreement                                       -           5.1
Cash dividends paid                               (43.4)        (43.6)
                           ------------- -------------
Net cash used in financing activities             (62.7)        (61.8)

Effect of exchange rate changes on cash and
 cash equivalents                                  (0.3)          3.4
                                           ------------- -------------
Increase in cash and cash equivalents              57.2          67.0

Cash and cash equivalents at beginning of
 period                                            96.1          18.4
                                           ------------- -------------
Cash and cash equivalents at end of period       $153.3         $85.4
                                           ============= =============

Supplemental cash flow disclosures
Cash paid for interest                            $22.0         $19.3
Cash paid for income taxes                          4.5          13.3


                         SNAP-ON INCORPORATED
                      Consolidated Balance Sheets
               (Amounts in millions, except share data)


                                              October 2,   January 3,
                                                 2004         2004
                                             ------------ ------------
                                              (unaudited)
Assets
  Cash and cash equivalents                       $153.3        $96.1
  Accounts receivable - net of allowances          527.5        546.8
  Inventories                                      345.3        351.1
  Deferred income tax benefits                      75.2         71.4
  Prepaid expenses and other assets                 80.4         66.3
                                             ------------ ------------
       Total current assets                      1,181.7      1,131.7

  Property and equipment - net                     302.1        328.6
  Deferred income tax benefits                      10.7         16.1
  Goodwill                                         411.2        417.6
  Other intangibles - net                           67.6         69.5
  Other assets                                     177.2        175.0
                                             ------------ ------------
    Total Assets                                $2,150.5     $2,138.5
                                             ============ ============

Liabilities
  Accounts payable                                $200.8       $189.7
  Notes payable and current maturities
    of long-term debt                               28.3         30.2
  Accrued benefits                                  33.6         35.3
  Accrued compensation                              51.9         49.2
  Dealer deposits                                   44.4         49.9
  Deferred subscription revenue                     23.0         20.6
  Income taxes                                      24.2         20.1
  Other accrued liabilities                        151.5        172.2
                                             ------------ ------------
    Total current liabilities                      557.7        567.2

  Long-term debt                                   303.5        303.0
  Deferred income taxes                             46.7         34.3
  Retiree health care benefits                      90.2         89.3
  Pension liabilities                               84.6         74.2
  Other long-term liabilities                       65.7         59.6
                                             ------------ ------------
    Total Liabilities                            1,148.4      1,127.6
                                             ------------ ------------

Shareholders' Equity
  Common stock - $1 par value                       67.0         67.0
  Additional paid-in capital                        79.9         94.5
  Retained earnings                              1,099.0      1,084.7
  Accumulated other comprehensive
    income (loss)                                   32.6         38.6
  Grantor stock trust at fair market value        (132.3)      (159.2)
  Treasury stock at cost                          (144.1)      (114.7)
                                             ------------ ------------
    Total Shareholders' Equity                   1,002.1      1,010.9
                                             ------------ ------------
    Total Liabilities and Shareholders'
     Equity                                     $2,150.5     $2,138.5
                                             ============ ============


                         SNAP-ON INCORPORATED
                       Balance Sheet Information
                         (Amounts in millions)
                              (unaudited)


                                  October 2,  September 27,
                                     2004         2003        Change
                                 ------------ ------------- ----------

Accounts receivable
  Trade accounts receivable           $484.0        $519.3     $(35.3)
  Installment receivables               46.4          49.2       (2.8)
  Other accounts receivable             40.0          38.3        1.7
                                 ------------ ------------- ----------
    Total                              570.4         606.8      (36.4)
  Allowance for doubtful
   accounts                            (42.9)        (45.6)       2.7
                                 ------------ ------------- ----------
    Total accounts receivable
     - net                            $527.5        $561.2     $(33.7)
                                 ============ ============= ==========

  Loss reserves as a % of
   receivables                           7.5%          7.5%

Inventories
  Raw materials                        $69.6         $90.9     $(21.3)
  Work in process                       39.9          47.0       (7.1)
  Finished goods                       316.5         316.8       (0.3)
  Excess of current cost over
   LIFO cost                           (80.7)        (89.5)       8.8
                                 ------------ ------------- ----------
    Total inventories                 $345.3        $365.2     $(19.9)
                                 ============ ============= ==========


                         SNAP-ON INCORPORATED
                  Supplemental Financial Information
                      Financial Services Segment
                         (Amounts in millions)
                              (unaudited)


                                  Consolidated Statement of Earnings
                                Three Months Ended September 27, 2003
                               ---------------------------------------
                               As Previously  Financial   Comparative
                                 Reported     Services    Presentation
                               ------------- ----------- -------------

 Net sales                           $525.6          $-        $525.6
 Financial services revenue               -        21.6          21.6
                               ------------- ----------- -------------
 Total revenue                        525.6        21.6         547.2
 Cost of goods sold                  (303.8)          -        (303.8)
 Operating expenses                  (200.7)      (10.9)       (211.6)
 Net finance income                    10.0       (10.0)            -
                               ------------- ----------- -------------
 Operating earnings                    31.1         0.7          31.8
 Interest expense                      (5.8)          -          (5.8)
 Other income (expense) - net          (2.4)       (0.7)         (3.1)
                               ------------- ----------- -------------
 Earnings before income taxes          22.9           -          22.9
 Income taxes                           5.2           -           5.2
                               ------------- ----------- -------------
 Net earnings                         $17.7          $-         $17.7
                               ============= =========== =============


                                  Consolidated Statement of Earnings
                                 Nine Months Ended September 27, 2003
                               ---------------------------------------
                               As Previously  Financial   Comparative
                                 Reported     Services    Presentation
                               ------------- ----------- -------------

 Net sales                         $1,633.9          $-      $1,633.9
 Financial services revenue               -        67.5          67.5
                               ------------- ----------- -------------
 Total revenue                      1,633.9        67.5       1,701.4
 Cost of goods sold                  (920.6)          -        (920.6)
 Operating expenses                  (630.2)      (32.2)       (662.4)
 Net finance income                    31.7       (31.7)            -
                               ------------- ----------- -------------
 Operating earnings                   114.8         3.6         118.4
 Interest expense                     (18.2)          -         (18.2)
 Other income (expense) - net          (6.5)       (3.6)        (10.1)
                               ------------- ----------- -------------
 Earnings before income taxes          90.1           -          90.1
 Income taxes                          28.7           -          28.7
                               ------------- ----------- -------------
 Net earnings                         $61.4          $-         $61.4
                               ============= =========== =============

Snap-on began consolidating the results of Snap-on Credit LLC ("SOC"), its 50%-owned U.S. joint venture between Snap-on and The CIT Group, Inc. ("CIT"), effective with the beginning of Snap-on's fiscal year 2004, as a result of adopting Financial Accounting Standards Board Interpretation No. 46R. This accounting change does not affect reported net earnings, but it does impact the classification of revenues and expenses, as well as assets and liabilities. Reference should be made to Note 9 to the Consolidated Financial Statements found in Snap-on's 2003 Annual Report for additional information on SOC.

As a result of the consolidation, Snap-on began reporting the results of its finance operations as a new business segment, "Financial Services," at the beginning of fiscal 2004. The Financial Services segment includes SOC, as well as the company's wholly owned finance subsidiaries in those international markets where Snap-on has dealer operations. Snap-on has prepared the above supplemental consolidated statements of earnings for the three and nine months ended September 27, 2003, to assist in reconciling previously reported results to those consistent with the presentation on Snap-on's Consolidated Statement of Earnings for the three and nine months ended October 2, 2004.


                         SNAP-ON INCORPORATED
                  Supplemental Financial Information
                    Reportable Segment Realignments
                         (Amounts in millions)
                              (unaudited)


                Revenue and Operating Earnings by Reportable Segment
              --------------------------------------------------------
                  Three Months Ended           Nine Months Ended
                  September 27, 2003           September 27, 2003
              --------------------------- ----------------------------
              Previously                  Previously
               Reported  Changes Restated  Reported  Changes Restated
              ---------- ------- -------- ---------- ------- ---------

External
 revenue
Snap-on
 Dealer Group    $244.9   $(0.6)  $244.3     $777.6  $(1.5)    $776.1
Commercial and
 Industrial
 Group            236.0   (20.1)   215.9      729.5  (69.6)     659.9
Diagnostics
 and
 Information
 Group             44.7    20.7     65.4      126.8   71.1      197.9
Financial
 Services             -       -        -          -      -          -
              ---------- ------- -------- ---------- -------  --------
Total
 external
 revenue         $525.6      $-   $525.6   $1,633.9     $-   $1,633.9
              ========== ======= ======== ========== ======= =========

Intersegment
 revenue
Snap-on
 Dealer Group      $6.7   $(1.1)    $5.6      $20.2  $(2.4)     $17.8
Commercial and
 Industrial
 Group             28.6     0.5     29.1       90.1    2.0       92.1
Diagnostics
 and
 Information
 Group             34.8    (2.1)    32.7      105.0   (7.5)      97.5
Financial
 Services             -       -        -          -      -          -
              ---------- ------- -------- ---------- ------- ---------
Total
 intersegment
 revenue          $70.1   $(2.7)   $67.4     $215.3  $(7.9)    $207.4
              ========== ======= ======== ========== ======= =========

Total revenue
Snap-on
 Dealer Group    $251.6   $(1.7)  $249.9     $797.8  $(3.9)    $793.9
Commercial and
 Industrial
 Group            264.6   (19.6)   245.0      819.6  (67.6)     752.0
Diagnostics
 and
 Information
 Group             79.5    18.6     98.1      231.8   63.6      295.4
Financial
 Services             -       -        -          -      -          -
              ---------- ------- -------- ---------- ------- ---------
Segment
 revenue          595.7    (2.7)   593.0    1,849.2   (7.9)   1,841.3
Intersegment
 eliminations     (70.1)    2.7    (67.4)    (215.3)   7.9     (207.4)
              ---------- ------- -------- ---------- -------  --------
Total
 consolidated
 revenue         $525.6      $-   $525.6   $1,633.9     $-   $1,633.9
              ========== ======= ======== ========== ======= =========

Operating
 earnings
 (loss)
Snap-on
 Dealer Group      $8.2    $0.2     $8.4      $55.4   $0.7      $56.1
Commercial and
 Industrial
 Group              3.8     0.1      3.9       10.7    1.9       12.6
Diagnostics
 and
 Information
 Group              9.1    (0.3)     8.8       17.0   (2.6)      14.4
Financial
 Services             -       -        -          -      -          -
              ---------- ------- -------- ---------- ------- ---------
Segment
 operating
 earnings          21.1       -     21.1       83.1      -       83.1
Net finance
 income            10.0       -     10.0       31.7      -       31.7
              ---------- ------- -------- ---------- ------- ---------
Operating
 earnings          31.1       -     31.1      114.8      -      114.8
Interest
 expense           (5.8)      -     (5.8)     (18.2)     -      (18.2)
Other income
 (expense) -
 net               (2.4)      -     (2.4)      (6.5)     -       (6.5)
              ---------- ------- -------- ---------- ------- ---------
Earnings
 before
 income taxes     $22.9      $-    $22.9      $90.1     $-      $90.1
              ========== ======= ======== ========== ======= =========

During the third quarter of 2004, Snap-on realigned certain of its business units within its reportable business segments. The primary realignments included Snap-on's Equipment Solutions (facilitation) business moving from the Commercial and Industrial Group to the Diagnostics and Information Group and Snap-on's EquiServ (equipment service) business moving from the Diagnostics and Information Group to the Commercial and Industrial Group. Prior period figures have been restated to reflect the reportable business segment realignments.


                         SNAP-ON INCORPORATED
                  Supplemental Financial Information
                    Reportable Segment Realignments
                         (Amounts in millions)
                              (unaudited)


                Revenue and Operating Earnings by Reportable Segment
              --------------------------------------------------------
                  Three Months Ended          Three Months Ended
                     April 3, 2004               July 3, 2004
              --------------------------- ----------------------------
              Previously                  Previously
               Reported  Changes Restated  Reported  Changes Restated
              ---------- ------- -------- ---------- ------- ---------

External
 revenue
Snap-on
 Dealer Group    $273.6   $(0.5)  $273.1     $269.0   $(0.6)   $268.4
Commercial and
 Industrial
 Group            278.8   (26.6)   252.2      274.8   (24.4)    250.4
Diagnostics
 and
 Information
 Group             42.7    27.1     69.8       47.5    25.0      72.5
Financial
 Services          21.2       -     21.2       20.8       -      20.8
              ---------- ------- -------- ---------- ------- ---------
Total
 external
 revenue         $616.3      $-   $616.3     $612.1      $-    $612.1
              ========== ======= ======== ========== ======= =========

Intersegment
 revenue
Snap-on
 Dealer Group      $6.3      $-     $6.3       $5.7      $-      $5.7
Commercial and
 Industrial
 Group             31.1     1.0     32.1       33.8     0.5      34.3
Diagnostics
 and
 Information
 Group             37.6    (2.2)    35.4       34.7    (2.3)     32.4
Financial
 Services             -       -        -          -       -         -
              ---------- ------- -------- ---------- ------- ---------
Total
 intersegment
 revenue          $75.0   $(1.2)   $73.8      $74.2   $(1.8)    $72.4
              ========== ======= ======== ========== ======= =========

Total revenue
Snap-on
 Dealer Group    $279.9   $(0.5)  $279.4     $274.7   $(0.6)   $274.1
Commercial and
 Industrial
 Group            309.9   (25.6)   284.3      308.6   (23.9)    284.7
Diagnostics
 and
 Information
 Group             80.3    24.9    105.2       82.2    22.7     104.9
Financial
 Services          21.2       -     21.2       20.8       -      20.8
              ---------- ------- -------- ---------- ------- ---------
Segment
 revenue          691.3    (1.2)   690.1      686.3    (1.8)    684.5
Intersegment
 eliminations     (75.0)    1.2    (73.8)     (74.2)    1.8     (72.4)
              ---------- ------- -------- ---------- ------- ---------
Total
 consolidated
 revenue         $616.3      $-   $616.3     $612.1      $-    $612.1
              ========== ======= ======== ========== ======= =========

Operating
 earnings
 (loss)
Snap-on
 Dealer Group     $11.6    $0.2    $11.8      $24.9      $-     $24.9
Commercial and
 Industrial
 Group             (3.1)   (0.7)    (3.8)      (1.6)    0.4      (1.2)
Diagnostics
 and
 Information
 Group              7.6     0.5      8.1        7.9    (0.4)      7.5
Financial
 Services          10.9       -     10.9        9.6       -       9.6
              ---------- ------- -------- ---------- ------- ---------
Segment
 operating
 earnings          27.0       -     27.0       40.8       -      40.8
Interest
 expense           (5.6)      -     (5.6)      (5.7)      -      (5.7)
Other income
 (expense) -
 net               (1.9)      -     (1.9)      (0.9)      -      (0.9)
              ---------- ------- -------- ---------- ------- ---------
Earnings
 before
 income taxes     $19.5      $-    $19.5      $34.2      $-     $34.2
              ========== ======= ======== ========== ======= =========

During the third quarter of 2004, Snap-on realigned certain of its business units within its reportable business segments. The primary realignments included Snap-on's Equipment Solutions (facilitation) business moving from the Commercial and Industrial Group to the Diagnostics and Information Group and Snap-on's EquiServ (equipment service) business moving from the Diagnostics and Information Group to the Commercial and Industrial Group. Prior period figures have been restated to reflect the reportable business segment realignments.


                         SNAP-ON INCORPORATED
                  Supplemental Financial Information
                    Reportable Segment Realignments
                         (Amounts in millions)
                              (unaudited)


                 Revenue and Operating Earnings by Reportable Segment
               -------------------------------------------------------
                   Three Months Ended         Three Months Ended
                     March 29, 2003              June 28, 2003
               -------------------------- ----------------------------
               Previously                 Previously
               Reported  Changes Restated  Reported  Changes Restated
               --------- ------- -------- ---------- ------- ---------

External
 revenue
Snap-on Dealer
 Group           $259.2   $(0.4)  $258.8     $273.5   $(0.5)   $273.0
Commercial and
 Industrial
 Group            243.4   (22.0)   221.4      250.1   (27.5)    222.6
Diagnostics and
 Information
 Group             40.5    22.4     62.9       41.6    28.0      69.6
               --------- ------- -------- ---------- ------- ---------
Total external
 revenue         $543.1      $-   $543.1     $565.2      $-    $565.2
               ========= ======= ======== ========== ======= =========

Intersegment
 revenue
Snap-on Dealer
 Group             $5.7   $(0.5)    $5.2       $7.8   $(0.8)     $7.0
Commercial and
 Industrial
 Group             29.3     1.1     30.4       32.2     0.4      32.6
Diagnostics and
 Information
 Group             35.9    (3.4)    32.5       34.3    (2.0)     32.3
               --------- ------- -------- ---------- ------- ---------
Total
 intersegment
 revenue          $70.9   $(2.8)   $68.1      $74.3   $(2.4)    $71.9
               ========= ======= ======== ========== ======= =========

Total revenue
Snap-on Dealer
 Group           $264.9   $(0.9)  $264.0     $281.3   $(1.3)   $280.0
Commercial and
 Industrial
 Group            272.7   (20.9)   251.8      282.3   (27.1)    255.2
Diagnostics and
 Information
 Group             76.4    19.0     95.4       75.9    26.0     101.9
               --------- ------- -------- ---------- ------- ---------
Segment
 revenue          614.0    (2.8)   611.2      639.5    (2.4)    637.1
Intersegment
 eliminations     (70.9)    2.8    (68.1)     (74.3)    2.4     (71.9)
               --------- ------- -------- ---------- ------- ---------
Total
 consolidated
 revenue         $543.1      $-   $543.1     $565.2      $-    $565.2
               ========= ======= ======== ========== ======= =========

Operating
 earnings
 (loss)
Snap-on Dealer
 Group            $23.6    $0.3    $23.9      $23.6    $0.2     $23.8
Commercial and
 Industrial
 Group              6.1     1.7      7.8        0.8     0.1       0.9
Diagnostics and
 Information
 Group              2.8    (2.0)     0.8        5.1    (0.3)      4.8
               --------- ------- -------- ---------- ------- ---------
Segment
 operating
 earnings          32.5       -     32.5       29.5       -      29.5
Net finance
 income            10.5       -     10.5       11.2       -      11.2
               --------- ------- -------- ---------- ------- ---------
Operating
 earnings          43.0       -     43.0       40.7       -      40.7
Interest
 expense           (6.4)      -     (6.4)      (6.0)      -      (6.0)
Other income
 (expense) -
 net               (3.7)      -     (3.7)      (0.4)      -      (0.4)
               --------- ------- -------- ---------- ------- ---------
Earnings
 before income
 taxes            $32.9      $-    $32.9      $34.3      $-     $34.3
               ========= ======= ======== ========== ======= =========

During the third quarter of 2004, Snap-on realigned certain of its business units within its reportable business segments. The primary realignments included Snap-on's Equipment Solutions (facilitation) business moving from the Commercial and Industrial Group to the Diagnostics and Information Group and Snap-on's EquiServ (equipment service) business moving from the Diagnostics and Information Group to the Commercial and Industrial Group. Prior period figures have been restated to reflect the reportable business segment realignments.


                         SNAP-ON INCORPORATED
                  Supplemental Financial Information
                    Reportable Segment Realignments
                         (Amounts in millions)
                              (unaudited)


                Revenue and Operating Earnings by Reportable Segment
              --------------------------------------------------------
                  Three Months Ended          Three Months Ended
                  September 27, 2003            January 3, 2004
              --------------------------- ----------------------------
              Previously                  Previously
               Reported  Changes Restated  Reported  Changes Restated
              ---------- ------- -------- ---------- ------- ---------

External
 revenue
Snap-on
 Dealer Group    $244.9   $(0.6)  $244.3     $268.6   $(0.6)   $268.0
Commercial and
 Industrial
 Group            236.0   (20.1)   215.9      281.9   (25.3)    256.6
Diagnostics
 and
 Information
 Group             44.7    20.7     65.4       48.8    25.9      74.7
              ---------- ------- -------- ---------- ------- ---------
Total
 external
 revenue         $525.6      $-   $525.6     $599.3      $-    $599.3
              ========== ======= ======== ========== ======= =========

Intersegment
 revenue
Snap-on
 Dealer Group      $6.7   $(1.1)    $5.6       $6.8      $-      $6.8
Commercial and
 Industrial
 Group             28.6     0.5     29.1       32.4     0.4      32.8
Diagnostics
 and
 Information
 Group             34.8    (2.1)    32.7       28.4    (2.1)     26.3
              ---------- ------- -------- ---------- ------- ---------
Total
 intersegment
 revenue          $70.1   $(2.7)   $67.4      $67.6   $(1.7)    $65.9
              ========== ======= ======== ========== ======= =========

Total revenue
Snap-on
 Dealer Group    $251.6   $(1.7)  $249.9     $275.4   $(0.6)   $274.8
Commercial and
 Industrial
 Group            264.6   (19.6)   245.0      314.3   (24.9)    289.4
Diagnostics
 and
 Information
 Group             79.5    18.6     98.1       77.2    23.8     101.0
              ---------- ------- -------- ---------- ------- ---------
Segment
 revenue          595.7    (2.7)   593.0      666.9    (1.7)    665.2
Intersegment
 eliminations     (70.1)    2.7    (67.4)     (67.6)    1.7     (65.9)
              ---------- ------- -------- ---------- ------- ---------
Total
 consolidated
 revenue         $525.6      $-   $525.6     $599.3      $-    $599.3
              ========== ======= ======== ========== ======= =========

Operating
 earnings
 (loss)
Snap-on
 Dealer Group      $8.2    $0.2     $8.4      $14.8    $0.5     $15.3
Commercial and
 Industrial
 Group              3.8     0.1      3.9        2.4     0.3       2.7
Diagnostics
 and
 Information
 Group              9.1    (0.3)     8.8        6.0    (0.8)      5.2
              ---------- ------- -------- ---------- ------- ---------
Segment
 operating
 earnings          21.1       -     21.1       23.2       -      23.2
Net finance
 income            10.0       -     10.0       12.1       -      12.1
              ---------- ------- -------- ---------- ------- ---------
Operating
 earnings          31.1       -     31.1       35.3       -      35.3
Interest
 expense           (5.8)      -     (5.8)      (6.2)      -      (6.2)
Other income
 (expense) -
 net               (2.4)      -     (2.4)      (2.5)      -      (2.5)
              ---------- ------- -------- ---------- ------- ---------
Earnings
 before
 income taxes     $22.9      $-    $22.9      $26.6      $-     $26.6
              ========== ======= ======== ========== ======= =========

During the third quarter of 2004, Snap-on realigned certain of its business units within its reportable business segments. The primary realignments included Snap-on's Equipment Solutions (facilitation) business moving from the Commercial and Industrial Group to the Diagnostics and Information Group and Snap-on's EquiServ (equipment service) business moving from the Diagnostics and Information Group to the Commercial and Industrial Group. Prior period figures have been restated to reflect the reportable business segment realignments.

    CONTACT: Snap-on Incorporated
             Richard Secor (Media), 262-656-5561
             or
             William Pfund (Investors), 262-656-6488
             www.snapon.com